SMARTSTOP® SELF STORAGE MAKES THE COVER OF INSIDE SELF-STORAGE MAGAZINE'S TOP OPERATORS ISSUE

Strategic Capital Holdings, LLC Ranks No. 7 on the Top 100 List
of the Industry's Leading Performers

     LADERA RANCH, Calif. - The crisp image of SmartStop® Self Storage's hometown facility in Ladera Ranch, Calif. is featured on the cover of the October issue of Inside Self-Storage magazine, highlighting the rapid rise of one of the newest major competitors in the nation's self-storage industry.

     The cover story names Strategic Capital Holdings, LLC (SCH), a global diversified real estate company and sponsor of Strategic Storage Trust, Inc. (SSTI), as No. 7 on its annual Top Operators list, which ranks 100 of the industry's larger, better known performers by total square footage of self-storage facilities.

      "We are extremely honored and proud to be featured on the cover of this well respected self-storage publication and to be ranked No. 7 on its Top Operators List," said H. Michael Schwartz, president of SCH. Mr. Schwartz is also the chairman and CEO of SSTI, a publicly held real estate investment trust that brands its properties under the SmartStop name. "Our expansion over the past four years has focused on location, quality and scale. As result, we now operate a critical mass of self-storage facilities across North America that produces steady income and brings value to our investors."

     Schwartz founded SCH in July 2004 and in 2008 created SSTI, the first publicly registered non-traded REIT specializing in the self-storage industry. SCH now operates approximately 78,000 units and more than 9.5 million square feet of self storage facilities in 17 states and Canada.

     SCH climbed up five spots from No. 12 on the 2011 Top Operators List - when it owned approximately six million rentable square feet - reflecting its 58 percent growth over the past year.

About Strategic Capital Holdings, LLC and Strategic Storage Trust, Inc.

Strategic Capital Holdings, LLC is the sponsor of Strategic Storage Trust, Inc.(SSTI) and has a portfolio of self storage facilities which includes approximately 78,000 units and 9.5 million rentable square feet. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are being branded as SmartStop® Self Storage throughout the country.  Its portfolio includes approximately 64,800 self-storage units and 8.1 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

Media Contacts:

Vanessa Showalter
Media Strategist
Anton Communications
vshowalter@antonpr.com
www.antonpr.com

Genevieve Anton
Principal
Anton Communications
ganton@antonpr.com
www.antonpr.com